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                                 EXHIBIT 23.3


                      CONSENT OF DUNN SWAN & CUNNINGHAM

   Dunn Swan & Cunningham, A Professional Corporation, hereby consents to the use of its name in the Registration Statement.


                                      /s/ DUNN SWAN & CUNNINGHAM
                                      A Professional Corporation

Oklahoma City, Oklahoma,
February 19, 1998